                                                                    Exhibit 3.11
                   (Unofficial English Translation)

      (CANADIAN FLAG) Industry Canada             Industrie Canada


CERTIFICATE                                              CERTIFICAT
OF AMENDMENT                                             DE MODIFICATION

CANADA BUSINESS                                          LOI CANADIENNE SUR
CORPORATIONS ACT                                         IES SOCIETE PAR ACTIONS



CUISINE EXPERT - CE CABINETS INC.

    Name of corporation-Denomination de la societe

I hereby certify that the articles of the above-named corporation were amended:

[ ]   a)    under section 13 of the Canada Business Corporations Act in, accordance with the attached notice;

[ ]   b)    under section 27 of the Canada Business Corporations Act as set out
            in the attached articles of amendment. designating a series of shares;

[X]   c)    under section 179 of the Canada Business Corporations Act as set out
            in the attached articles of amendment;

[ ]   d)    under section 191 of the Canada Business Corporations Act as set out
            in .the attached articles of reorganization;


                           313472-5

      Corporation number-Numero de la societe

Je certifie que.les statuts de la societe susmentionnee ont ete modifies:

[ ]   a)    en vertu de l'article 13 de la Loi canadienne sur les societe par actions, conformement a l'avis ci-joint;

[ ]   b)    en vertu de l'article 27 de la Loi canadienne sur les societes par actions, tel qu'il est indique dans les clauses modificatrices ci-jointes designant une serie d'actions;

[X]   c)    en vertu de l'article 179 de la Loi canadienne sur les societes par actions, tel qu'il est indique dans les clauses modificatrices ci-jointes;

[ ]   d)    en vertu de l`article 191 de la Loi canadienne sur les societes par actions, tel qu'il est indique dans les clauses de reorganisation ci-jointes;




                                            JULY 6, 2000 / LE 6 JUILLET 2000
Director - Directeur
                                        Date of Amendment - Date de modification

      (CANADIAN FLAG)
CANADA

        Industry Canada              Industrie Canada

        Canada Business              Loi canadienne sur les societes
        Corporations Act             canadiennes par actions


            FORM 4                          FORMULE 4
     ARTICLES OF AMENDMENT            CLAUSES MODIFICATRICES
       (SECTION 27 OR 177)              (ARTICLES 27 OU 177)


1 - Name of corporation - Denomination de la societe

    NOVAX MODULAR GROUP INC.

2 - Corporation No. - No de la societe
      313472-5

3 - The articles of the above-named corporation are amended as follows:

    Les statuts de la societe ci-dessus sont modifies de la facon suivante:


THE NAME OF THE CORPORATION IS AMENDED TO BE HENCEFORTH:

CUISINE EXPERT - C.E. CABINETS INC.


Date                       Signature            Title - Titre

June 9, 2000                                    President

                                                FOR DEPARTMENTAL USE ONLY -
                                                A L'USAGE DU MINISTERE SEULEMENT
                                                Filed - Deposee

        Consumer and                 Consommation et Affaires
        CorporateAffairs Canada      commerciales  Canada

        Canada Business              Loi regissant les societes
        Corporations Act             par actions de regime federal


            FORM 4                          FORMULE 4
    ARTICLES OF AMENDMENT            CLAUSES MODIFICATRICES
     (SECTION 27 OR 177)              (ARTICLES 27 OU 177)



1 - Name of corporation - Denomination de la societe
GROUPE MODULAIRE NOVAX INC. /
NOVAX MODULAR GROUP INC.

2 - Corporation No. - No de la societe
313472-5

3 - The articles of the above-named corporation are amended as follows:

    Les statuts de la societe ci-dessus sont modifies de la facon suivante:

    Section 3 of the articles of amalgamation accompanying the certificate of amalgamation dated March 31, 1995, as amended by the articles of amendment accompanying the certificate of amendment dated November 3, 1995, is further amended


    3.1   by the creation of an unlimited number of class "C" preferred shares;

    3.2 by the amendment and replacement of the rights, privileges, conditions and restrictions attaching to the shares of Corporation with those described in the enclosed Schedule 1, which forms an integral part hereof.


    so that the authorized capital of the Corporation henceforth consists of an unlimited number of common shares and class "A", class "B" and class "C" preferred shares.


Date                       Signature            Title - Titre

December - , 1996      Signed (illegible)       Director

21-936-1387 (01-93) 46                          FOR DEPARTMENTAL USE ONLY -
                                                A L'USAGE DU MINISTERE SEULEMENT
                                                Filed - Deposee      DEC 20 1996

                          GROUPE MODULAIRE NOVAX INC./
                            NOVAX MODULAR GROUP INC.

                                   SCHEDULE 1

                                  COMMON SHARES

1. The rights, privileges, conditions and restrictions attaching to the common shares are set forth hereinafter.

      VOTING

      1.1 The common shares confer upon the registered holders thereof the right to vote on the basis of one vote per share at all meetings of shareholders, with the exception of meetings at which only registered holders of shares of certain specific classes are entitled to vote.

      DIVIDENDS

      1.2 Subject to the rights of registered holders of other classes of shares, registered holders of common shares shall have the right to receive all dividends declared by the Corporation.

      RESTRICTION CONCERNING DIVIDENDS

      1.3 Registered holders of common shares shall not be entitled to receive any dividends the payment whereof would have the effect of decreasing the Corporation's net asset value to a value lower than the redemption price of the outstanding class "A", class "B" and class "C" preferred shares.

      WINDING-UP, DISSOLUTION AND DISTRIBUTION

      1.4 Registered holders of common shares shall have the right to share the remaining property upon the winding-up or dissolution of the Corporation or upon any other distribution of its assets to its shareholders, pro rata to the number of shares held by them.

      RESTRICTION ON THE PURCHASE OF
      COMMON SHARES BY THE CORPORATION

      1.5 The Corporation shall not be entitled to purchase common shares if the payment of their purchase price would have the effect of decreasing the Corporation's net asset value to a value lower than the redemption price of the outstanding class "A", class "B" and class "C" preferred shares.

               CLASS "A", CLASS "B" AND CLASS "C" PREFERRED SHARES

2. The rights, privileges, conditions and restrictions attaching to the class "A", class "B" and class "C" preferred shares are set forth hereinafter.

      DEFINITION

      2.1 For purposes of this Article 2, the expression "PROFIT BEFORE TAXES" shall mean the Corporation's consolidated net profit before taxes, as established in accordance with accounting principles generally accepted in Canada, applied on a consistent basis, and as it appears in the consolidated and audited financial statements of the Corporation for the financial year preceding the financial year in question.

      VOTING

      2.2 Save as expressly provided for in the Canada Business Corporations Act (the "Act"), registered holders of class "A", class "B" and class "C" preferred shares shall not, in their capacity as such, be entitled to receive notices of meetings of shareholders, attend same or vote thereat.

      DIVIDENDS AND PARTICIPATION

      2.3 As of January 1, 1996, during each financial year for which the Corporation's Profit Before Taxes is less than three million dollars ($3,000,000), registered holders of class "A" preferred shares shall have the right to receive, as and when declared by the directors, from the funds of the Corporation which may then legally be used for such purpose, a fixed, cumulative, preferred dividend at a rate of 8% of the redemption price of each class "A" preferred share held by them, as such price is determined in subsection 2.13.1. These registered holders shall not be entitled to any other dividends.

      2.4 During each financial year, registered holders of class "B" and class "C" preferred shares shall have the right to receive, as and when declared by the directors, from the funds of the Corporation which may then legally be used for such purpose, a fixed, cumulative, preferred dividend at a rate of 8% of the redemption price of each class "B" or class "C" preferred share held by them. These registered holders shall not be entitled to any other dividends.

      RANKING

      2.5 No dividends shall be declared or paid on the Corporation's shares unless the following ranking is observed:

            2.5.1 if dividends are payable on the class "A" preferred shares in accordance with the provisions of section 2.3, the ranking shall be as follows:

                  2.5.1.1 class "C" preferred shares;

                  2.5.1.2 class "A" preferred shares;

                  2.5.1.3 class "B" preferred shares; and

                  2.5.1.4 common shares;

            2.5.2 if no dividends are payable on the class "A" preferred shares in accordance with the provisions of section 2.3, the ranking shall be as follows:

                  2.5.2.1 class "C" preferred shares;

                  2.5.2.2 class "B" preferred shares; and

                  2.5.2.3 common shares.

            The directors shall not be entitled to declare dividends on a lower ranking class of shares if the dividends on the higher ranking class of shares have not been declared in full and paid, unless sufficient provision has been made for the payment thereof.

      WINDING-UP, DISSOLUTION AND DISTRIBUTION

      2.6 Upon the winding-up or dissolution of the Corporation or any other distribution of its assets to its shareholders, registered holders of class "A", class "B" and class "C" preferred shares

            2.6.1 shall have the right to receive, from its assets, an amount equal to the redemption price of each share held by them, prior to any distribution to registered holders of common shares; and

            2.6.2 shall not be entitled to any other distribution of assets after having received this amount.

      INSUFFICIENT FUNDS UPON WINDING-UP

      2.7 If the Corporation's assets are insufficient to fully pay the amount due to the registered holders of class "A", class "B" and class "C" preferred shares, the collocation shall be as follows:

            2.7.1 class "C" preferred shares;

            2.7.2 if a balance remains, the class "A" preferred shares; and

            2.7.3 if a balance remains, the class "B" preferred shares.

            When there are insufficient funds to fully pay the amount due to registered holders of a given class, each such holder shall share in the assets or the balance of the assets, as the case may be, in the proportion that the redemption price of the holder's shares of that class represents with respect to the total redemption price of all the shares of that class, to the exclusion of the lower ranking class or classes.

      REDEMPTION

      2.8 Subject to the relevant provisions of the Act, the class "B" and class "C" preferred shares shall be redeemable, in whole or in part, at any time, at the Corporation's option. A partial redemption within a given class shall be made in proportion to the number of shares held by each shareholder of the class in question, as indicated in the Corporation's records on the date on which the redemption notice is given, without taking into account any share fractions. Nonetheless, the shares to be redeemed may be chosen in any other manner, with the unanimous consent of the registered holders of all the outstanding shares of the said class.

      PROCEDURE FOR SENDING NOTICE

      2.9 At least 10 days before the date set for the redemption, the Corporation shall give a notice thereof to each registered holder of the shares in question. The said notice shall be sent to the address of the registered holder as indicated in the Corporation's records or, failing same, to his last known address. However, the unintentional failure to send the notice to any of the registered holders shall not affect the validity of the redemption of the said shares.

      LAPSE OF HOLDERS' RIGHTS

      2.10 Once the notice has been given and as of the date set for the redemption (unless the Corporation does not make the funds necessary for the payment of the redemption price available), the registered holders of the shares in question shall cease to have the rights attaching to such shares, except for the right to receive the redemption price thereof in consideration for the delivery of the share certificates for the redeemed shares.

      DEPOSIT OF THE REDEMPTION PRICE

      2.11 However, if the Corporation declares that it will deposit the redemption price, before or on the date set for the redemption, with a bank or trust company specified in the notice, the registered holders of the shares in question shall, as of the date of the deposit, cease to have the rights attaching to those shares and shall contact only the depositary of the funds to obtain the redemption price; they shall not, under any circumstances, contact the Corporation directly. In the event the above-mentioned deposit is made, after the date set for the redemption the registered holders of the shares that have been redeemed shall be entitled, on a pro rata basis, to such interest as the bank or trust company may grant on the funds deposited.

      REDEMPTION PRICE OF A CLASS "B" OR CLASS "C" PREFERRED SHARE

      2.12 The redemption price of a class "B" or class "C" preferred share shall be $1, plus the current dividends and any accrued and unpaid dividends.

      OBLIGATION TO REDEEM THE CLASS "A" SHARES
      UPON THE SALE OF THE CORPORATION THROUGH A SALE OF SHARES
      OR A SALE OF ASSETS

      2.13 Subject to the relevant provisions of the Act, the Corporation shall be obliged to redeem all the class "A" preferred shares then outstanding in the event of a sale of the Corporation either through a sale of shares or through a sale of an enterprise within the meaning of the Civil Code of Quebec which relates to all or a significant portion of the enterprise and which occurs outside the ordinary course of business of the Corporation, and

            2.13.1 if the selling price, in the event of a sale of shares, or the net selling price, namely the amount of the selling price less the amount of all liabilities assumed by the purchaser, in the event of a sale of an enterprise, is thirty million dollars ($30,000,000) or less, the redemption price of the class "A" preferred shares shall be equal to the total contribution received by the Corporation upon the issuance of the class "A" preferred shares, plus a premium of $0.570728 per share and any accrued and unpaid dividends on such shares; or

            2.13.2 if the said price exceeds thirty million dollars
                  ($30,000,000), the aggregate redemption price of all the class "A" preferred shares then outstanding shall be one dollar ($1).

      2.14 The redemption price provided for in subsection 2.13.1 or in subsection 2.13.2, as the case may be, shall be paid to the holder in question within thirty (30) days following the date of such sale.

      OBLIGATION TO REDEEM CLASS "A" SHARES
      BASED ON THE PROFIT BEFORE TAXES

      2.15 Subject to the relevant provisions of the Act, the Corporation shall be obliged to redeem class "A" preferred shares in accordance with the following terms and conditions and in the following proportions:

          2.15.1 if the Corporation's Profit Before Taxes for the financial year ending December 31, 1996 is equal to, or greater than three million dollars ($3,000,000), the Corporation shall redeem five hundred thousand (500,000) class "A" preferred shares for an aggregate price of one dollar ($1); and

          2.15.2 if the Corporation's Profit Before Taxes for the financial year ending December 31, 1997 is equal to, or greater than three million six hundred thousand dollars ($3,600,000), the Corporation shall redeem five hundred thousand (500,000) class "A" preferred shares for an aggregate price of one dollar ($1).

      RESTRICTION ON THE PURCHASE OR REDEMPTION OF CLASS "A"
      PREFERRED SHARES

      2.16 The Corporation shall not be entitled to purchase or redeem class "A" preferred shares as long as all the class "B" and class "C" preferred shares have not been purchased or redeemed.

      OBLIGATION TO REDEEM

      2.17 Subject to the relevant provisions of the Act, the Corporation shall be obliged to redeem the class "C" preferred shares of a registered holder who so requests in writing, which redemption shall be made in the proportion determined by the holder and at the redemption price of the shares.

      RESTRICTION ON THE PURCHASE OR REDEMPTION OF CLASS "B"
      PREFERRED SHARES

      2.18 The Corporation shall not be entitled to purchase or redeem class "B" preferred shares as long as all the class "C" preferred shares have not been purchased or redeemed.

      PURCHASE

      2.19 Subject to the relevant provisions of the Act, the Corporation shall also have the right, from time to time and at any time, to purchase by mutual agreement all or part of the class "A", class "B" or class "C" preferred shares of a registered holder at a price which shall not exceed their redemption price.

      REDUCTION OF THE REDEMPTION PRICE

      2.20 If the Corporation reduces the amount of its stated capital related to the shares of a given class in order to refund to the shareholders any part of its stated capital, the redemption price or purchase price of the shares of that class shall be reduced by the same amount.

      CANCELLATION OF SHARES

      2.21 The class "A", class "B" and class "C" preferred shares which have been redeemed or purchased in accordance with the provisions hereinabove shall be cancelled.

                    RECORD DATE FOR THE PAYMENT OF DIVIDENDS

3. The directors may select, in advance, the latest date of registration (the "Record Date") for determining the shareholders entitled to receive dividends, which date shall fall within the 50 days preceding the date of payment of the dividends. Only shareholders of record on the Record Date shall be entitled to receive such dividends, notwithstanding any transfer of shares on the books of the Corporation after such date.

                                      * * *

        Consumer and Corporate          Consommation et Affaires
        Affairs Canada                  commerciales Canada

        Canada Business                 Loi regissant les societes
        Corporations Act                par actions de regime federal


          FORM 4                                 FORMULE 4
   ARTICLES OF AMENDMENT                   CLAUSES MODIFICATRICES
    (SECTION 27 OR 177)                     (ARTICLES 27 OU 177)



1 - Name of corporation - Denomination de la societe

    CUISINE EXPERT LTEE

2 - Corporation No. - No de la societe
313472-5

3 - The articles of the above-named corporation are amended as follows:

    Les statuts de la societe ci-dessus sont modifies de la facon suivante:

    3.1 the name of the Corporation is changed from CUISINE EXPERT LTEE to GROUPE MODULAIRE NOVAX INC. and its English version, NOVAX MODULAR GROUP INC.; and


    3.2 the place in Canada where the head office of the Corporation is situated is changed from The Montreal Urban Community to the City of Laval, Province of Quebec.

Date                       Signature            Title - Titre

February - , 1996      Signed Serge Boucher     Financial vice-president,
                                                assistant secretary

                                                FOR DEPARTMENTAL USE ONLY -
                                                A L'USAGE DU MINISTERE SEULEMENT
                                                Filed - Deposee

        Consumer and Corporate        Consommation et Affaires
        Affairs Canada                commerciales Canada

        Canada Business               Loi regissant les societes
        Corporations Act              par actions de regime federal


             FORM 4                          FORMULA 4
      ARTICLES OF AMENDMENT            CLAUSES MODIFICATRICES
       (SECTION 27 OR 177)              (ARTICLES 27 OU 177)



1 - Name of corporation - Denomination de la societe

    CUISINE EXPERT LTEE


2 - Corporation No. - No de la societe

313472-5


3 - The articles of the above-named corporation are amended as follows:

    Les statuts de la societe ci-dessus sont modifies de la facon suivante:

    Section 3 of the articles of amendment of the Corporation is modified as follow


    3.1 by the creation of an unlimited number of new class "A" and class "B" preferred shares;

    3.2 by the subdivision of the 100 commons shares currently outstanding in 2,887,500 commons shares on the basis of 28,875 commons shares for each commons shares so subdivided;

    3.3 by the cancellation of the previously authorized and unissued preferred shares and, consequently, of the class itself; and

    3.4 by the modification and replacement of the rights, privileges, conditions and restrictions attaching to the shares of the Corporation with those described in the enclosed Schedule 1, which forms integral part hereof.



Date                       Signature            Title - Titre

November - , 1996      Signed (elligible)       Director

                                                FOR DEPARTMENTAL USE ONLY -
                                                A L'USAGE DU MINISTERE SEULEMENT
                                                Filed - Deposee

                               CUISINE EXPERT LTEE

                                   SCHEDULE 1

                                  COMMON SHARES

1. The rights, privileges, conditions and restrictions attaching to the common shares are set forth hereinafter.

      VOTING

      1.1 The common shares confer upon the registered holders thereof the right to vote on the basis of one vote per share at all meetings of shareholders, with the exception of meetings at which only registered holders of shares of certain specific classes are entitled to vote.

      DIVIDENDS

      1.2 Subject to the rights of registered holders of other classes of shares, registered holders of common shares shall have the right to receive all dividends declared by the Corporation.

      RESTRICTION CONCERNING DIVIDENDS

      1.3 Registered holders of common shares shall not be entitled to receive any dividends the payment whereof would have the effect of decreasing the Corporation's net asset value to a value lower than the redemption price of the outstanding class "A" and class "B" preferred shares.

      WINDING-UP, DISSOLUTION AND DISTRIBUTION

      1.4 Registered holders of common shares shall have the right to share the remaining property upon the winding-up or dissolution of the Corporation or upon any other distribution of its assets to its shareholders, pro rata to the number of shares held by them.

      RESTRICTION ON THE PURCHASE OF
      COMMON SHARES BY THE CORPORATION

      1.5 The Corporation shall not be entitled to purchase common shares if the payment of their purchase price would have the effect of decreasing the Corporation's net asset value to a value lower than the redemption price of the outstanding class "A" and class "B" preferred shares.

                    CLASS "A" AND CLASS "B" PREFERRED SHARES

2. The rights, privileges, conditions and restrictions attaching to the class "A" and class "B" preferred shares are set forth hereinafter.

      DEFINITION

      2.1 For purposes of this Article 2, the expression "PROFIT BEFORE TAXES" shall mean the Corporation's consolidated net profit before taxes, as established in accordance with accounting principles generally accepted in Canada, applied on a consistent basis, and as it appears in the consolidated and audited financial statements of the Corporation for the financial year preceding the financial year in question.

      VOTING

      2.2 Save as expressly provided for in the Canada Business Corporations Act (the "Act"), registered holders of class "A" and class "B" preferred shares shall not, in their capacity as such, be entitled to receive notices of meetings of shareholders, attend same or vote thereat.

      DIVIDENDS AND PARTICIPATION

      2.3 As of January 1, 1996, during each financial year for which the Corporation's Profit Before Taxes is less than three million dollars ($3,000,000), registered holders of class "A" preferred shares shall have the right to receive, as and when declared by the directors, from the funds of the Corporation which may then legally be used for such purpose, a fixed, cumulative, preferred dividend at a rate of 8% of the redemption price of each class "A" preferred share held by them, as such price is determined in subsection 2.13.1. These registered holders shall not be entitled to any other dividends.

      2.4 During each financial year, registered holders of class "B" preferred shares shall have the right to receive, as and when declared by the directors, from the funds of the Corporation which may then legally be used for such purpose, a fixed, cumulative, preferred dividend at a rate of 8% of the redemption price of each class "B" preferred share held by them. These registered holders shall not be entitled to any other dividends.

      RANKING

      2.5 No dividends shall be declared or paid on the Corporation's shares unless the following ranking is observed:

            2.5.1 if dividends are payable on the class "A" preferred shares in accordance with the provisions of section 2.3 above, the ranking shall be as follows:

                  2.5.1.1 class "B" preferred shares;

                  2.5.1.2 class "A" preferred shares;

                  2.5.1.3 common shares;

            2.5.2 if no dividends are payable on the class "A" preferred shares in accordance with the provisions of section 2.3 above, the ranking shall be as follows:

                  2.5.2.1 class "B" preferred shares;

                  2.5.2.2 common shares.

            For greater certainty, the directors shall not be entitled to declare dividends on a lower ranking class of shares if the dividends on the higher ranking class of shares have not been declared in full and paid, unless sufficient provision has been made for the payment thereof.

      WINDING-UP, DISSOLUTION AND DISTRIBUTION

      2.6 Upon the winding-up or dissolution of the Corporation or any other distribution of its assets to its shareholders, registered holders of class "A" and class "B" preferred shares

            2.6.1 shall have the right to receive, from its assets, an amount equal to the redemption price of each share held by them, prior to any distribution to registered holders of common shares; and

            2.6.2 shall not be entitled to any other distribution of assets after having received this amount.

      INSUFFICIENT FUNDS UPON WINDING-UP

      2.7 If the Corporation's assets are insufficient to fully pay the amount due to the registered holders of class "A" and class "B" preferred shares, the collocation shall be as follows:

            2.7.1 class "B" preferred shares;

            2.7.2 if a balance remains, the class "A" preferred shares;

            When there are insufficient funds to fully pay the amount due to registered holders of a given class, each such holder shall share in the assets or the balance of the assets, as the case may be, in the proportion that the redemption price of the holder's shares of that class represents with respect to the total redemption price of all the shares of that class, to the exclusion of the lower ranking class or classes.

      REDEMPTION

      2.8 Subject to the relevant provisions of the Act, the class "B" preferred shares shall be redeemable, in whole or in part, at any time, at the Corporation's option. A partial redemption within a given class shall be made in proportion to the number of shares held by each shareholder of the class in question, as indicated in the Corporation's records on the date on which the redemption notice is given, without taking into account any share fractions. Nonetheless, the shares to be redeemed may be chosen in any other manner, with the unanimous consent of the registered holders of all the outstanding shares of the said class.

      PROCEDURE FOR SENDING NOTICE

      2.9 At least 10 days before the date set for the redemption, the Corporation shall give a notice thereof to each registered holder of the shares in question. The said notice shall be sent to the address of the registered holder as indicated in the Corporation's records or, failing same, to his last known address. However, the unintentional failure to send the notice to any of the registered holders shall not affect the validity of the redemption of the said shares.

      LAPSE OF HOLDERS' RIGHTS

      2.10 Once the notice has been given and as of the date set for the redemption (unless the Corporation does not make the funds necessary for the payment of the redemption price available), the registered holders of the shares in question shall cease to have the rights attaching to such shares, except for the right to receive the redemption price thereof in consideration for the delivery of the share certificates for the redeemed shares.

      DEPOSIT OF THE REDEMPTION PRICE

      2.11 However, if the Corporation declares that it will deposit the redemption price, before or on the date set for the redemption, with a bank or trust company specified in the notice, the registered holders of the shares in question shall, as of the date of the deposit, cease to have the rights attaching to those shares and shall contact only the depositary of the funds to obtain the redemption price; they shall not, under any circumstances, contact the Corporation directly. In the event the above-mentioned deposit is made, after the date set for the redemption the registered holders of the shares that have been redeemed shall be entitled, on a pro rata basis, to such interest as the bank or trust company may grant on the funds deposited.

      REDEMPTION PRICE OF A CLASS "B" PREFERRED SHARE

      2.12 The redemption price of a class "B" preferred share shall be $1, plus the current dividends and any accrued and unpaid dividends.

      OBLIGATION TO REDEEM THE CLASS "A" SHARES
      UPON THE SALE OF THE CORPORATION THROUGH A SALE OF SHARES
      OR A SALE OF ASSETS

      2.13 Subject to the relevant provisions of the Act, the Corporation shall be obliged to redeem all the class "A" preferred shares then outstanding in the event of a sale of the Corporation either through a sale of shares or through a sale of an enterprise within the meaning of the Civil Code of Quebec which relates to all or a significant portion of the enterprise and which occurs outside the ordinary course of business of the Corporation, and

            2.13.1 if the selling price, in the event of a sale of shares, or the net selling price, namely the amount of the selling price less the amount of all liabilities assumed by the purchaser, in the event of a sale of an enterprise, is thirty million dollars ($30,000,000) or less, the redemption price of the class "A" preferred shares shall be equal to the total contribution received by the Corporation upon the issuance of the class "A" preferred shares, plus a premium of $0.570728 per share and any accrued and unpaid dividends on such shares; or

            2.13.2 if the said price exceeds thirty million dollars
                  ($30,000,000), the aggregate redemption price of all the class "A" preferred shares then outstanding shall be one dollar ($1).

      2.14 The redemption price provided for in subsection 2.13.1 or in subsection 2.13.2, as the case may be, shall be paid to the holder in question within thirty (30) days following the date of such sale.

      OBLIGATION TO REDEEM CLASS "A" SHARES
      BASED ON THE PROFIT BEFORE TAXES

      2.15 Subject to the relevant provisions of the Act, the Corporation shall be obliged to redeem class "A" preferred shares in accordance with the following terms and conditions and in the following proportions:

            2.15.1 if the Corporation's Profit Before Taxes for the financial year ending December 31, 1996 is equal to, or greater than three million dollars ($3,000,000), the Corporation shall redeem five hundred thousand (500,000) class "A" preferred shares for an aggregate price of one dollar ($1); and

            2.15.2 if the Corporation's Profit Before Taxes for the financial year ending December 31, 1997 is equal to, or greater than three million six hundred thousand dollars ($3,600,000), the Corporation shall redeem five hundred thousand (500,000) class "A" preferred shares for an aggregate price of one dollar ($1).

      RESTRICTION ON THE PURCHASE OR REDEMPTION OF CLASS "A"
      PREFERRED SHARES

      2.16 The Corporation shall not be entitled to redeem class "A" preferred shares as long as all the class "B" preferred shares have not been redeemed.

      PURCHASE

      2.17 Subject to the relevant provisions of the Act, the Corporation shall also have the right, from time to time and at any time, to purchase by mutual agreement all or part of the class "A" or class "B" preferred shares of a registered holder at a price which shall not exceed their redemption price.

      REDUCTION OF THE REDEMPTION PRICE

      2.18 If the Corporation reduces the amount of its stated capital related to the shares of a given class in order to refund to the shareholders any part of its stated capital, the redemption price or purchase price of the shares of that class shall be reduced by the same amount.

      CANCELLATION OF SHARES

      2.19 The class "A" and class "B" preferred shares which have been redeemed or purchased in accordance with the provisions hereinabove shall be cancelled.

                    RECORD DATE FOR THE PAYMENT OF DIVIDENDS

3. The directors may select, in advance, the latest date of registration (the "Record Date") for determining the shareholders entitled to receive dividends, which date shall fall within the 50 days preceding the date of payment of the dividends. Only shareholders of record on the Record Date shall be entitled to receive such dividends, notwithstanding any transfer of shares on the books of the Corporation after such date.

                                      * * *

        Industry Canada      Industrie Canada                                     FORM 9                          FORMULE 9
        Canada Business      Loi regissant les societes                   ARTICLES OF AMALGAMATION             STATUTS DE FUSION
        Corporation Act      par actions de regime federal                      (SECTION 185)                    (ARTICLE 185)
        ---------------      -----------------------------                      -------------                    -------------
1 - Name of the amalgamated corporation                               Denomination de la societe issue de la fusion
    CUISINE EXPERT LTEE


2 - The place in Canada where the registered office is to             Lieu au Canada ou doit etre situe le siege social
    be situated
    Montreal Urban Community, Province of Quebec

3 - The classes and ay maximum number of shares that the              Categories et tout nombre maximal d'actions que la societe est
    corporation is authorized to issue                                autorisee a emettre

An unlimited number of common shares and an unlimited number of preferred shares, all of them without par value.

    The attached Schedule 1 is an integral part of this form.

4 - Restrictions, if any, on share transfers                          Restrictions sur le transfert des actions, s'il y a lieu
    The attached Schedule 2 forms an integral part hereof.
5 - Number (or minimum and maximum number) of directors               Nombre (ou nombre minimal ou maximal) d'administrateurs
    Minimum: 1 - Maximum: 15
6 - Restrictions, if any, on business the corporation may carry on    Limites imposees a l'activite commerciale de la societe,
    N/A                                                               s'il y a lieu
7 - Other provisions, if any                                          Autres dispositions, s'il y a lieu
    The attached Schedules 3 and 4 form an integral parts hereof.
8 - The amalgamation has been approved pursuant to that section       8 - La fusion a ete approuvee en accord avec l'article ou le
    or subsection of the Act which is indicated as follows:               paragraphe de la Loi indique ci-apres.

                                   [X] 183
                                   [ ] 184(1)
                                   [ ] 184(2)

                                                          Corporation No.
9 - Name of the amalgamating corporations                    No de la                                                 Title
    Denomination des societes fusionnantes                   societe              Signature              Date         Titre
    --------------------------------------                   -------              ---------              ----         -----
CUISINE EXPERT LTEE                                          085383-6         Signed (illegible)       03-31-95      Director

3131734 CANADA INC.                                          313173-4         Signed (illegible)       03-31-95      Director


FOR DEPARTMENTAL USE ONLY - A L'USAGE DU MINISTERE           Filed - Deposee
SEULEMENT

Corporation No. - No de la societe
313472-4                                                                         APR - 3 1995

                               CUISINE EXPERT LTEE

                                   SCHEDULE 1

                                  COMMON SHARES

1. The rights, privileges, conditions and restrictions attaching to the common shares are set forth hereinafter.

      VOTING

      1.1 The common shares confer upon the registered holders thereof the right to vote on the basis of one vote per share at all meetings of shareholders, with the exception of meetings at which only registered holders of shares of certain specific classes are entitled to vote.

      DIVIDENDS

      1.2 Subject to the rights of registered holders of other classes of shares, registered holders of common shares shall have the right to receive all dividends declared by the Corporation.

      WINDING-UP, DISSOLUTION AND DISTRIBUTION

      1.3 Registered holders of common shares shall have the right to share the remaining property upon the winding-up or dissolution of the Corporation or upon any other distribution of its assets to its shareholders, pro rata to the number of shares held by them.

                                PREFERRED SHARES

2. The rights, privileges, conditions and restrictions attaching to the preferred shares are set forth hereinafter.

      VOTING

      2.1 Save as expressly provided for in the Canada Business Corporations Act (the "Act"), registered holders of preferred shares shall not, in their capacity as such, be entitled to receive notices of meetings of shareholders, attend same or vote thereat.

      DIVIDENDS AND PARTICIPATION

      2.2 During each financial year, registered holders of preferred shares shall have the right to receive, as and when declared by the directors, from the funds of the Corporation which may then legally be used for such purpose, a fixed, non-cumulative, preferred dividend at a rate of 9% of the total amount of the contribution received by the Corporation in consideration of each preferred share held by such holders. These registered holders shall not be entitled to any other dividends, and if any dividend is not declared in full or in part during a financial year, their right to receive this dividend or the balance of this dividend, for this financial year, terminates forever.

      RANKING

      2.3 No dividends shall be declared or paid on the common shares during a financial year if the preferred dividends on the preferred shares have not been declared in full and paid, unless sufficient provision has been made for the payment thereof.

      WINDING-UP, DISSOLUTION AND DISTRIBUTION

      2.4 Upon the winding-up or dissolution of the Corporation or any other distribution of its assets to its shareholders, registered holders of preferred shares

            2.4.1 shall have the right to receive, from its assets, an amount equal to the redemption price of each share held by them, prior to any distribution to registered holders of common shares; and

            2.4.2 shall not be entitled to any other distribution of assets after having received this amount.

      INSUFFICIENT FUNDS UPON WINDING-UP

      2.5 When there are insufficient funds to fully pay the amount due to registered holders of a given class, each such holder shall share in the assets or the balance of the assets, as the case may be, in the proportion that the redemption price of the holder's shares of that class represents with respect to the total redemption price of all the shares of that class, to the exclusion of the lower ranking class or classes.

      REDEMPTION

      2.6 Subject to the relevant provisions of the Act, the preferred shares shall be redeemable, in whole or in part, at any time, at the Corporation's option. A partial redemption within a given class shall be made in proportion to the number of shares held by each shareholder of the class in question, as indicated in the Corporation's records on the date on which the redemption notice is given, without taking into account any share fractions. Nonetheless, the shares to be redeemed may be chosen in any other manner, with the unanimous consent of the registered holders of all the outstanding shares of the said class.

      PROCEDURE FOR SENDING NOTICE

      2.7 At least 10 days before the date set for the redemption, the Corporation shall give a notice thereof to each registered holder of the shares in question. The said notice shall be sent to the address of the registered holder as indicated in the Corporation's records or, failing same, to his last known address. However, the unintentional failure to send the notice to any of the registered holders shall not affect the validity of the redemption of the said shares.

      LAPSE OF HOLDERS' RIGHTS

      2.8 Once the notice has been given and as of the date set for the redemption (unless the Corporation does not make the funds necessary for the payment of the redemption price available), the registered holders of the shares in question shall cease to have the rights attaching to such shares, except for the right to receive the redemption price thereof in consideration for the delivery of the share certificates for the redeemed shares.

      DEPOSIT OF THE REDEMPTION PRICE

      2.9 However, if the Corporation declares that it will deposit the redemption price, before or on the date set for the redemption, with a bank or trust company specified in the notice, the registered holders of the shares in question shall, as of the date of the deposit, cease to have the rights attaching to those shares and shall contact only the depositary of the funds to obtain the redemption price; they shall not, under any circumstances, contact the Corporation directly. In the event the above-mentioned deposit is made, after the date set for the redemption the registered holders of the shares that have been redeemed shall be entitled, on a pro rata basis, to such interest as the bank or trust company may grant on the funds deposited.

      REDEMPTION PRICE OF PREFERRED SHARE

      2.10 The redemption price of a preferred share shall be equal to the full contribution received by the Corporation upon the issue of such share, plus the declared and unpaid dividends, if any.

      PURCHASE

      2.11 Subject to the relevant provisions of the Act, the Corporation shall also have the right, from time to time and at any time, to purchase by mutual agreement all or part of the preferred shares of a registered holder at a price which shall not exceed their redemption price.

      REDUCTION OF THE REDEMPTION PRICE

      2.12 If the Corporation reduces the amount of its stated capital related to the shares of a given class in order to refund to the shareholders any part of its stated capital, the redemption price or purchase price of the shares of that class shall be reduced by the same amount.

      CANCELLATION OF SHARES

      2.13 The preferred shares which have been redeemed or purchased in accordance with the provisions hereinabove shall be cancelled.

                    RECORD DATE FOR THE PAYMENT OF DIVIDENDS

3. The directors may select, in advance, the latest date of registration (the "Record Date") for determining the shareholders entitled to receive dividends, which date shall fall within the 50 days preceding the date of payment of the dividends. Only shareholders of record on the Record Date shall be entitled to receive such dividends, notwithstanding any transfer of shares on the books of the Corporation after such date.

                                      * * *

                               CUISINE EXPERT LTEE

                                   SCHEDULE 2

No share from the share capital of the Corporation shall be transferred or assigned without the consent of the directors or the shareholders given by way of a resolution.

                                      * * *

                               CUISINE EXPERT LTEE

                                   SCHEDULE 3

1. The number of shareholders of the Corporation is limited to 50, excluding those who are or have been employees of the Corporation or any of its subsidiaries. Two persons or more holding jointly one or several shares are counted as one shareholder.

2.    Any public offering by the Corporation is prohibited.

3. Without limiting the scope of Section 189 of the Canada Business Corporations Act, to secure the payment of bonds, debentures and debentures-stocks, authorized to be issued by the governing statutes, the Corporation may hypothecate, pledge or charge its real or personal property, owned or subsequently acquired.

4. The directors of the Corporation can designate one or more directors for a term of office expiring no later than the close of the next annual meeting, provided that the total number of directors so designated does not exceed the third of the number of directors elected at the last annual meeting.

                                      * * *

                               CUISINE EXPERT LTEE

                                   SCHEDULE 4

                               TERMS OF CONVERSION

The terms governing the conversion of the shares of CUISINE EXPERT LTEE ("CUISINE") and 3131734 CANADA INC. ("3131734") for shares of the amalgamated corporation are as follows:

      1.1. each common share of the share capital of CUISINE currently outstanding is converted into 1 common share of the share capital of the amalgamated corporation;

      1.2. each common share of CUISINE currently outstanding held by 3131734 is cancelled without repayment of capital represented by such share; and

      1.3. each class "A" share of 3131734 currently outstanding is converted in 1 common share of the share capital of the amalgamated Corporation

                                     * * * *